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                                                                    EXHIBIT 3.18

                           ARTICLES OF INCORPORATION

                                       OF

                       GOLF COURSE INNS OF AMERICA, INC.


          KNOW ALL MEN BY THESE PRESENTS: That we, the undersigned, have this day voluntarily associated ourselves together for the purpose of forming a corporation under and pursuant to the laws of the State of California, and we do hereby certify:

          FIRST:  That the name of said corporation shall be:

                  GOLF COURSE INNS OF AMERICA, INC.

          SECOND: That the purposes for which said corporation is formed are:

          (a) To conduct and carry on the business of builders, building contractors, general contractors, other classifications of contractors and constructors in building, construction, erection, alteration, repair and any other work in connection with any and all classes of building and improvements of any kind or nature whatsoever, including the locating, laying out and construction of dwellings, stores, factories, business and apartment buildings and all other types of buildings, public and private, and roads, streets, avenues, docks, sewer preparation, wells, walls, railroads, street railways, power lines, power plants and generally of all classes of buildings, erections and works, both public and private, and any and all integral parts thereof.

          (b) To improve and operate, to purchase or otherwise acquire, own and hold, and to sell, convey, assign or exchange, transfer, mortgage, lease or otherwise dispose of, and to invest and deal in and with real property and any personal property.

          (c) To borrow money and issue evidence of indebtedness in furtherance of any or all of the objects of its business; to secure the same by mortgage, deed of trust, pledge or other lien.

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          (d) To enter into, perform and carry out contracts of any kind necessary to or in connection with or incidental to the accomplishment of, any one or more of the purposes of the Corporation.

          (e) To acquire by purchase, lease or otherwise, lands of any and every description and leasehold estates and other interests therein; to improve and hold lands for investment purposes; to construct improvements upon lands owned by this corporation or held under leasehold or otherwise; to deal in lands, buying and selling real property of any description; to deal in leasehold estates and other estates in land less than the fee thereof; to sublet real property of every kind and character and to relet and underlet any and all such real property; to engage in the business of subdividing land and to hire, buy, sell and deal in any and all classes of real property and improvements thereon and interests therein.

          (f) To buy, sell, and deal in securities of every description, including mortgages, bonds, debentures, promissory notes, commercial paper and securities of other classes; to buy, sell and generally deal in shares and bonds of other corporations; to exchange shares, bonds or other securities issued by other corporations, or for real or personal property of any kind.

          (g) To engage, generally, in the business of financing any lawful enterprise in any lawful way.

          (h) To hold for investment purposes, securities of any and every description in whatsoever manner acquired; to exchange any real or personal property of this corporation for other real or personal property, including corporate shares of other corporations or bonds or other obligations thereof; and to generally deal in any and all classes of real or personal property hereinbefore mentioned.

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          (i) To act as agent, factor or broker in the purchase, sale or lease of land or property of any kind; to act as agent or broker in negotiating loans, placing bond issues, promoting and financing the construction of improvements of any description, and in selling or purchasing corporate shares, bonds, debentures or other securities.

          (j) To acquire by purchase or otherwise, the good will, business, property rights, franchises and assets of every kind, with or without undertaking, either wholly or in part, the liabilities of any person, firm, association or corporation; and to acquire any property or business as a going concern or otherwise (1) by purchase of the assets thereof wholly or in part,
(2) by acquisition of the shares or any part thereof, or (3) in any other manner, and to pay for the same in cash or in shares or bonds or other evidences of indebtedness of this corporation, or otherwise; to hold, maintain and operate, in any manner, or in any manner dispose of the whole or any part of the good will, business, rights, and property so acquired, and to conduct in any lawful manner, the whole or any part of any business so acquired; and to exercise all the powers necessary or convenient in and about the management of such business.

          (k) To become a partner (either general or limited or both) and to enter into agreements of partnership with one or more other persons or corporations, for the purpose of carrying on any business whatsoever which this corporation may deem proper or convenient in connection with any of the purposes herein set forth or otherwise, or which may be calculated, directly or indirectly, to promote the interests of this corporation or to enhance the value of the business or the property of the corporation.

          (l) To carry on any business whatsoever, either as principal or as agent or both or as partnership, which this

                                      -3-

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corporation may deem proper or convenient in connection with any of the foregoing purposes or otherwise, or which may be calculated, directly or indirectly, to promote the interests of this corporation or to enhance the value of its property or business; to conduct its business in this state, in other states, in the District of Columbia, in the territories and colonies of the United States, and in foreign countries.

          (m) To have and to exercise all the powers conferred by the laws of California upon corporations formed under the laws pursuant to and under which this corporation is formed, as such laws are now in effect or may at any time hereafter be amended.

          The foregoing statement of purposes shall be construed as a statement of both purposes and powers, and the purposes and powers stated in each clause shall, except where otherwise expressed be in no wise limited or restricted by reference to or inference from the terms or provisions of any other clause but shall be regarded as independent purposes and powers.

          THIRD:  The specific business in which the corporation primarily to
          -----
engage is the franchising of the development and operation of motor inns, in conjunction with golf course facilities.

          FOURTH:  That the county in the State of California where the
          ------
principal office for the transaction of the business of this corporation is to be located is San Diego County.

          FIFTH:  The amount of the total authorized common stock of this
          -----
corporation is One Million (1,000,000) shares, without nominal or par value, and which shall be all of the same class. Stock may be issued from time to time, without action by the stockholders, for such consideration as may be fixed from time to time by the Board of Directors, and shares so issued, the full consideration for which has been paid or delivered, shall

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be deemed fully paid stock, and the holders of such shares shall not be liable for any further payment therefor.

          SIXTH:  That the number of directors of said corporation shall be
          -----
three, who need not be stockholders, and the names and addresses of those who are appointed to act as the first directors and to hold office until the selection and qualification of their successors are:

          NAME                               ADDRESS


          S. FRED LITTLER                    2569 Ardath Road
                                             La Jolla, Calif. 92037

          THEODORE VALLAS                    3200 Vista Way
                                             Oceanside, Calif. 92054

          RICHARD CRAKE                      6039 Camino de la Costa
                                             La Jolla, Calif. 92037

          That the number of persons named above shall constitute the number of directors of the corporation until changed by amendment to the articles or by a by-law adopted by the shareholders, increasing or decreasing the number of directors as may be desired in the manner provided by law.

          SEVENTH:  The stock of this corporation shall be fully paid and non-
          -------
assessable, and the private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatsoever.

          IN WITNESS WHEREOF, for the purpose of forming this corporation under the laws of the State of California, we, the undersigned, constituting the incorporators of this corporation, including the persons named hereinabove as the first directors of this corporation, have executed these Articles of Incorporation this 25th day of September, 1968.
                   ----

                                        /s/ S. Fred Littler
                                        ------------------------------
                                         S. Fred Littler

                                        /s/ Theodore Vallas
                                        ------------------------------
                                         Theodore Vallas

                                        /s/ Richard Crake
                                        -------------------------------
                                         Richard Crake
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          STATE OF CALIFORNIA)
                             )SS:
          COUNTY OF SAN DIEGO)


          On this 25th day of September, 1968, before me, DONNA JOHNSON, a Notary Public in and for said County and State, residing therein, duly commissioned and sworn, personally appeared S. FRED LITTLER, THEODORE VALLAS and RICHARD CRAKE, known to be to be [sic] the persons whose names are subscribed to the foregoing Articles of Incorporation, and acknowledged to me that they executed the same.

          WITNESS my hand and official seal.


                                        /s/ Donna Johnson
                                        -------------------------
                                         Donna Johnson
[SEAL OF NOTARY PUBLIC]